UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)  July 9, 2015

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Crexendo, Inc.

(Exact Name of Registrant as Specified in Its Charter)
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Delaware	001-32277	87-0591719
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1615 S. 52nd Street, Tempe, AZ 85281
(Address of Principal Executive Offices) (Zip Code)

(602) 714-8500
(Registrant’s Telephone Number, Including Area Code)

Not applicable.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On June 30, 2015 Steven G. Mihaylo, as Trustee of The Steven G. Mihaylo Trust (As Restated) dated December 13, 2001 (the "Purchaser") exercised his warrant right to purchase 500,000 shares of Common Stock of Crexendo, Inc. (the “Company”).

The Warrant to purchase was acquired from the Company on December 24, 2014 where Mr. Mihaylo, the principal shareholder and Chief Executive Officer of the Company purchased 1,449,275 shares of the Company's common stock. The Company also provided Mr. Mihaylo with a warrant to purchase an additional 500,000 shares of Common Stock. The purchase and a copy of the sale agreement were included in an SEC Form 8K filed by the Company on December 24, 2014.

The foregoing paragraph provides a brief summary of selected provisions of the Warrant. The Sale Agreement had previously been provided to investors; that information regarding their terms and is not intended to provide investors with factual information about the current state of affairs of the Company. The Sale Agreement and the warrants l contain representations and warranties and other statements that are solely for the benefit of the parties to that agreement and are designed to allocate business and other risks among the parties. Additionally, such representations and warranties and other statements (i) speak only as to the date on which they were made, and may be modified or qualified by confidential schedules or other disclosures, agreements or understandings among the parties, which the parties believe are not required by the securities laws to be publicly disclosed, and (ii) may be subject to a different materiality standard than the standard that is applicable to disclosures to investors. Moreover, information concerning the subject matter of the representations and warranties and other statements made in the Sale Agreement has likely changed after the execution date of the Sale Agreement and the warrant, and subsequent information may or may not be fully reflected in the Company's public disclosures. Accordingly, investors should not rely upon representations and warranties and other statements in the Sale Agreement and the warrant as factual characterizations of the actual state of affairs of the Company. Investors should instead look to disclosures contained in the Company's reports under the Securities Exchange Act of 1934, as amended.

Item 3.02	Unregistered Sales of Equity Securities

As discussed in Item 1.01, Steven G. Mihaylo, as Trustee of The Steven G. Mihaylo Trust (As Restated) dated December 13, 2001 exercised his warrant right to purchase 500,000 shares of Common Stock of the Company.

The Company relied on the exemptions from registration contained in Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"), and Regulation D, Rule 506 promulgated thereunder, for the offer and sale of the shares of Common Stock contemplated by the Sale Agreement and the Warrant, as well as the offer and sale of the Warrant. As a condition of the transactions involving the Sale Agreement and the Warrant, Purchaser represented to the Company that it is an "accredited investor," as defined in Regulation D of the Securities Act, and that the securities purchased by Purchaser are being acquired solely for its account for investment and not with a view to or for sale or distribution. The shares of Common Stock offered and sold pursuant to the Sale Agreement and the Warrant, as well as the Warrant will, contains customary restrictions on transfer except in compliance with applicable federal and state securities laws. The Company anticipates that the shares of Common Stock to be sold pursuant to the Sale Agreement and the Warrant will be issued as soon as reasonably practical after Purchaser's payment in full of all obligations associated therewith.

Safe Harbor for Forward-Looking Statements

In addition to historical information, this Current Report contains forward-looking statements. The Company may, from time to time, make written or oral forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements encompass the Company's beliefs, expectations, hopes or intentions regarding future events. Words such as "expects," "intends," "believes," "anticipates," "should," "likely" and similar expressions identify forward-looking statements. All forward-looking statements included in this Current Report and the exhibits filed herewith are made as of the date hereof and are based on information available to the Company as of such date. The Company assumes no obligation to update any forward-looking statement. Readers should note that many factors could affect the proposed transactions, as well as the future operating and financial results of the Company, and could cause actual results to vary materially from those expressed in forward-looking statements set forth in this Current Report. These factors include, but are not limited to, the risk that the transactions contemplated by the Sale Agreement and the Warrant will not close; the timing of the anticipated completion of the proposed transactions; and other unanticipated factors. Risk factors, cautionary statements and other conditions which could cause the Company's actual results to differ from management's current expectations are contained in the Company's filings with the SEC, including the section of the Company's Annual Report on Form 10-K for the year ended December 31, 2014, entitled "Risk Factors." All subsequent forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these cautionary statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: July 9, 2015	Crexendo, Inc.

	By:	/s/ Ronald Vincent
Ronald Vincent
Chief Financial Officer